                                                                     EXHIBIT 1.1

                               COMPANIES ORDINANCE

                            MEMORANDUM OF ASSOCIATION
                                       OF

                                 TEFRON LIMITED

1.   The name of the company is TEFRON BA'AM

     And in English: TEFRON LIMITED.

2.   The objects for which the company has been established are:

     (a)  To engage in any business related to the production / processing, improvement, utilization, import, export, transportation, supply, marketing, distribution, trading, mediation and handling of intimate apparel, textiles, confections, fabrics, cloths, knitted garments, fabric products, woven garments, cotton, jute, linen, canvas, wool, silk, corduroy, fleece, rayon, various types of plastic and synthetic materials, carpets, rugs, tricot, ornamental accessories, weaving, sewing, embroidery, decorative products, ornamental objects, bed linen, fashion products and accessories, clothing, sewing and tailoring accessories, threads and ropes, buttons, buckles and all the products in which the Company shall deem it expedient and desirable to engage in connection with its objects, in whole or in part.

     (b)  To set up, found, build, buy, rent, lease or purchase in any other manner, to hold, to operate, to manage and to develop, to expand, and to make use of plants, factories, workshops, textile factories, spinning mills, dye-works and the possibility for the intimate apparel industry, the clothing industry, the textile industry, the fabric industry, the confection industry, the carpet industry, the rug industry, fabrics and knitted garments of any kind or nature, and which are made of any material, including all of their products and produce, and for the related industries of each one of these sectors.

     (c)  To manage a business of merchants, importers, and agents of clothes, confections, bed linen, fabrics, threads, leather products, textiles, wool, cotton wool, linen, flax, silk, quilting, feathers and all clothing products, footwear, decorative accessories, furs, carpets and rugs.

     (d)  To borrow funds, to obtain funds and to guarantee the payment thereof in such ways and upon such terms as the Company shall deem fit, and in particular, by way of the issuance of bonds and bond stock, new and other, by way of a lien on the Company's assets, in whole or in part, whether in the present and in the future, whether movable or immovable, including capital which has not yet been paid up, and to buy them and to release them and to redeem them, and by way of a mortgage on the Company's immovable assets or by way of a lien or pledge on the Company's movable assets, and to release, redeem and pay off any such mortgage, lien or pledge.

     (e)  To lend funds and to give advance payments or credit and to guarantee the debts and contracts of such persons, firms and companies, and upon such terms and conditions as the Company shall deem fit, and in particular, to customers and to other people who have business with the Company, and to give guarantees and to serve as a guarantor for the said persons, firms and companies, and to receive from those persons to whom the Company shall lend funds or shall give credit or for whom the Company shall serve as a guarantor, all sorts of guarantees, as the Company shall deem fit, including a mortgage, pledge, lien, floating lien or security on any land and chattels and to release and to waive all the securities upon such terms and conditions as the Company shall deem fit.

     (f)  To initiate, found, set up, incorporate, manage, participate in and control all of the plants, companies or corporations and to act as a manager of any company or corporation, in keeping with any of the
          Company's objects.

     (g)  To engage in any business of entrepreneurs and founders of plants, companies and corporations, financers, franchisees, contractors, owners of capital, owners of property, traders, agents, brokers and representatives and to take upon itself and to perform any act or transaction which may be of assistance, whether directly or indirectly, in achieving the objects, in whole or in part.

     (h)  To receive funds, securities and valuables, of any kind or nature, for deposit or custody, and to engage in any business entailed therein.

     (i)  To buy and to acquire in any manner, to lease, rent, convert, set up, hold, manage and develop, to sell, lease, rent out, use and trade in all kinds of lands, buildings, structures, residential buildings, business premises, stores, warehouses, facilities and any land, chattels and other property, as the Company shall deem fit in connection with its objects, in whole or in part.

     (j)  To engage in any businesses of production, processing, development, trading, import, export, transportation, supply, marketing, distribution, utilization, mediation and handling of technical and mechanical equipment, instruments, preparations, work tools, craft tools, machines, accessories, containers, packaging, raw materials, commodities, products, goods and materials, of any kind or nature, and for any use, as the Company shall deem fit to engage therein for the purpose of achieving its objects, in whole or in part.

     (k)  To engage in research, prospecting and development of natural resources and the exploitation thereof, and to set up, hold and manage machines, stations and experimental farms, laboratories and research institutes, and to finance, organize, employ, equip and send delegations, committees and experts.

     (l)  To apply for, register, purchase or acquire in any other manner or to obtain rights of use or examination, to protect, to extend and renew, whether in Israel or outside Israel, all kinds of patents, patent rights, invention authorities, licenses, protections, franchises
          (hereinafter: the "Patent Rights") which , in the opinion of the
          Company's managers, could be of benefit to the Company, and also to make use of the Patent Rights, to work in accordance therewith, to use them in any manner, to make any agreement and to implement any act in connection with the Patent Rights, and to rent Patent Rights and to transfer Patent Rights in any other manner and to issue licenses and other rights in connection with the Patent Rights.

     (m)  To deal in any scientific, technical, structural or other examinations, trials and experiments, including for the purpose of the improvement of and in an attempt to improve any inventions and Patent
          Rights to which the Company shall be entitled, or to make use thereof or to purchase them for itself or which the Company shall wish to purchase for itself.

     (n)  To apply for, obtain, purchase, hold, maintain, use, sell and transfer in any part of the world, molds, production processes, know-how, trade secrets, permits, licenses, holdings, franchises, leases and rights and benefits of any kind or nature which entitle the Company or which allow or enable the Company to engage in the business in which it is authorized to engage.

     (o)  To enter into agreements with any government or authority, whether central, municipal, local or other, in any part of the world, in such a manner as shall be deemed advantageous to the objects of the
          Company, in whole or in part, and to obtain from any such government or authority any order, right, privilege or franchise which the
          Company shall deem advantageous to obtain, use or implement, and to act in accordance with any such order, right, privilege or franchise.

     (p)  To take such measures as the Company shall deem fit in order to publicize its operations and actions, and in particular, by publication in the press, on the radio, on TV or in other manners, by circulars, holding exhibitions, and publishing brochures, and by giving prizes and grants.

     (q)  To buy and to acquire in any other manner and to receive in any business - whether as a going concern or otherwise - any property, assets, goodwill, rights and undertakings of any person, company or corporation, if it might be of benefit to the Company or if it might advance any matter in connection with any of the Company's objects.

     (r)  To set up and found, or to participate in the set-up or foundation of any company or corporation, so that they shall acquire or take upon themselves, in whole or in part, the property, rights and obligations of the said company, and for any other purpose which, in the discretion of the said company, may help, whether directly or indirectly, the said company to promote any issue which forms part of any of the objects of the said company.

     (s)  To merge or amalgamate with any other company.

     (t)  To enter into a partnership or into an agreement for the purpose of the distribution of profits, consolidation of profits or cooperation with any person or company which conducts or is entitled to conduct a business or businesses which the Company is authorized to conduct.

     (u)  To sell and transfer the Company's property, in whole or in part, for such consideration as the Company shall deem fit and, in particular, for shares, bonds or other securities, to another company, whose objects, in whole or in part, are similar to the objects of the
          Company.

     (v)  To engage in any contract or agreement, to sign any document, note, contract and agreement, in relation to the objects of the Company.

     (w)  To insure the Company, its property, facilities, plants and operations, in whole or in part, against any damage, loss, risk or liability.

     (x)  To invest in and act in relation to the Company's moneys which are not immediately required for transactions in such a manner as the Company shall determine from time to time.

     (y)  To distribute the Company's assets, in whole or in part, among its members IN SPECIE, in accordance with the provisions of the Companies
          Ordinance.

     (z)  To award grants, bonuses, prizes and gifts to its employees or managers and to its former employees or managers, and to the relatives thereof, and the Company shall be able to found or support and assist in the opening of schools, educational institutes, scientific institutes or commercial companies, whether or not these institutes and companies are related to the Company's business, and the Company shall be able to found and maintain clubs or other institutions in the interests of the Company's business or for the pleasure of its employees and managers.

     (aa) To do all of the actions or any one of the actions set forth in the
          Second Schedule of the Companies Ordinance, and it is hereby declared that any object or power to act which shall be added to the Second
          Schedule of the Companies Ordinance by any amendment of the said
          Ordinance or in any other manner, shall be deemed to have been expressly added to this Memorandum of Association; however, any object or power to act which shall be omitted from the Second Schedule of the
          Companies Ordinance by any amendment of the said Ordinance or in any other manner, shall not be deemed to have been omitted from this
          Memorandum of Association, and it shall continue to be deemed to be included in this Memorandum of Association, unless the said object or power to act shall be prohibited pursuant to the law which shall exist in Israel at that time.

     (bb) To perform any of the actions related to or entailed in the objects included in this Memorandum of Association, expressly or impliedly, or which may assist in facilitating or adding, in any manner, to the causing of the achievement of the objects, in whole or in part.

     (cc) To perform all of the actions as set forth above, or part of them, whether in Israel or outside Israel, in any part of the world, whether as authorizing entities, authorized entities, owners, agents, trustees, contractors or in any other manner, whether itself or in partnership with others, and by authorized entities, agents, trustees, contractors or in any other manner.

     (dd) It is hereby declared that in this Memorandum of Association, the following terms - whether the terms appear in this Memorandum of
          Association itself or whether they appear in the Second Schedule of the Companies Ordinance - shall have the following meanings: "person"
          or "man" - including a company or corporation.

          "The company" or "corporation" - including, in the event that this term is not attributed to the present Company, any other company, cooperative society, any other society, political entity, public entity or legal entity, partnership or group of persons, whether they are incorporated or not.

          "Land" - including any right to land or in connection therewith, whether the right may be registered or not, and including buildings and plants, and anything affixed to the land.

     (ee) It is hereby declared that that except where expressly written otherwise in this Memorandum of Association, each of the objects and each of the powers to act as set forth in each of the [sub-]sections of this section, including - taking into consideration the provisions of sub-section (z) of this section - in each of the sections of the
          Second Schedule of the Companies Ordinance, are fundamental objects, and they are not dependent on one another, and they shall not be restricted or limited by any stipulation whilst drawing inferences from any other sub-section of this section, or from any other section of the Second Schedule of the Companies Ordinance or from the name of the Company or out of reliance thereon.

3.   The liability of the members is limited.

4.   The registered share capital of the company is NIS 6,999,550 divided into
     6,999,550 (six million, nine hundred and ninety nine thousand, five hundred and fifty) ordinary shares having a par value of NIS 10 each.

The Company may increase or reduce the share capital, it may issue shares in respect of any part of the original share capital or the reduced share capital, and it may determine the rights of the shares which it shall issue, as it may deem fit.

We, the persons whose names and addresses are specified below, wish to become an incorporated company pursuant to this Memorandum of Association and we agree to each take in the Company's capital the number of shares as specified opposite our respective names:

NAMES OF MEMBERS, THEIR ADDRESSES AND DESCRIPTION    ID NO.        NO. OF SHARES TAKEN        SIGNATURES
------------------------------------------------- ------------- ----------------------- -----------------------
  Daniel Potshovotski, Attorney at Law             0749060       1 ordinary share      /s/ Daniel Potshovotski
  71 Wingate Street, Herzliya Pituach
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  Tamar Lerner, Attorney at Law                    0110650       1 ordinary share      /s/ Tamar Lerner
  16 El Al Street, Ramat Efal
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Tel Aviv, on this day, March 10, 1977 *

Witness to the above signatures:  [SIGNATURE]
                                  Attorney at Law

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Amended on January 20, 2009